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                                                              EX-99.906CERT MAIL

                        FORM OF SECTION 906 CERTIFICATION

David P. Marks, President, and Mary E. Hoffmann, Treasurer, of Ultra Series Fund (the "Registrant"), to the best of their knowledge, each certify that:

1. The Registrant's periodic report on Form N-Q for the period ended March 31, 2007 (the "Form N-Q") fully complies with the requirements of Rule 30a-3(c) of the Investment Advisers Act of 1940, as amended; and

2. The information contained in the Form N-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRESIDENT                               TREASURER


/s/ David P. Marks                      /s/ Mary E. Hoffmann
-------------------------------------   ----------------------------------------
David P. Marks                          Mary E. Hoffmann

Date: 05/21/07                          Date: 05/21/07